UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 21, 2011 (November 17, 2011)
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)
Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Item 9.01	Financial Statement and Exhibits.

SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Employee Board of Director Compensation Policy

On November 17, 2011, the Compensation Committee of the Board of Directors of Sharps Compliance Corp. (the “Company” or “Sharps”) approved Board of Director compensation for the Company’s non-employee directors effective for the period from July 1, 2011 through September 30, 2012, paid or issued quarterly (except for special board meetings) as follows:

Non-Employee Board of Directors Compensation	Chairman of the Board	Board Member	Committee Chair	Committee Member
Quarterly Cash Retainer ($)	$10,000	$6,000

Quarterly Restricted Stock Awards (shares):
Board Membership	2,500	2,500
Chairman of the Board	3,000
Audit Committee			375	187
Compensation Committee			187	125
Corporate Governance Committee			250	125

Cash Fees for Special Meetings ($)	$1,000	$1,000

Executive Officer Stock Option Awards

On November 17, 2011, the Compensation Committee of the Board of Directors approved the following stock option awards for certain named executive officers:

Officer	Stock Options
David P. Tusa, Chief Executive Officer and President	125,000
Claude A. Dance, Executive V.P., Sales and Marketing	100,000
Diana P. Diaz, Vice President and Chief Financial Officer	30,000
Gregory C. Davis, Vice President of Operations	5,000

The stock options were granted under the Company’s 2010 Stock Plan and vest over a four year period (one-quarter at end of each year beginning November 17, 2012).  The exercise price of the options are equal to the quoted end of trading day market price of the underlying common stock at date of grant, which on November 17, 2011, was $3.98 per share.

Executive Officer Employment Arrangements

On November 17, 2011, the Compensation Committee of the Board of Directors approved changes to the employment arrangements of certain named executive officers to increase severance periods in the event of termination without cause, as follows:  (i)  David P. Tusa (from 12 months to 18 months); (ii) Claude A. Dance (from 6 months to 9 months); and (iii) Diana P. Diaz (from 3 months to 6 months).  The Compensation Committee of the Board of Directors also approved a promotion for Mr. Dance from Senior Vice President, Sales and Marketing to Executive Vice President, Sales and Marketing.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the annual meeting of the stockholders of the Company, held on November 17, 2011, the matters voted upon at the Company’s Annual Meeting, and the results of the voting including broker non-votes as to such matters, were as stated below.

Proposal 1. The following nominees for directors were elected to serve one-year terms expiring at the 2012 annual meeting of stockholders:

Nominee	For	Against	Abstentions	Withheld
John W. Dalton	7,976,664	-	-	107,045
Parris H. Holmes	7,980,682	-	-	103,027
F. Gardner Parker	7,907,055	-	-	176,654
David P. Tusa	7,975,781	-	-	107,928
Phillip C. Zerrillo	7,920,392	-	-	163,317

Broker Non-Votes: 6,817,440

Proposal 2. The Non-Binding Advisory Vote on executive compensation:

For	Against	Abstain
7,937,716	120,574	25,419

Broker Non-Votes: 6,817,440

Proposal 3. The Non-Binding Advisory Vote on the frequency of future shareholder advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain
7,381,008	27,746	662,519	12,436

Broker Non-Votes: 6,817,440

Item 9.01.                      Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2011                                                                                               SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer